EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of April 10, 1996 (this "Agreement"), between Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair"), and Barry Baker ("Executive").

                  WHEREAS,  Sinclair  and  River  City  Broadcasting,   L.P.,  a
Delaware limited partnership ("RCB") have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of even date herewith, pursuant to which RCB has agreed to sell, and Sinclair has agreed to purchase, certain non-license assets used or held for use by RCB in connection with the operation of substantially all of RCB's owned and operated radio and television stations (the "River City Acquisition");

                  WHEREAS, Sinclair, RCB and River City License Partnership, a Missouri general partnership ("RCLP"), have entered into an Option Agreement (the "Option Agreement"), dated as of even date herewith, pursuant to which RCB and RCLP have granted Sinclair options to acquire certain assets used or held for use by RCB and RCLP in connection with the operation of its Columbus, Ohio television station and license assets used or held for use by RCB and RCLP in connection with the operation of all of its owned or operated radio and television stations (the"RCB Stations");

                  WHEREAS, on or prior to September 30, 1996 (the "SCI Transfer Date"), Sinclair will contribute substantially all of the stock and assets related to its broadcasting subsidiaries to a newly formed Maryland corporation and wholly owned subsidiary, Sinclair Communications, Inc. ("SCI");

                  WHEREAS, SCI will execute a counterpart of, and become a party to, this Agreement on or prior to the Effective Date (as hereinafter defined);

                  WHEREAS, Sinclair wishes to secure the services of Executive as President and Chief Executive Officer of SCI, Executive Vice President of Sinclair, and a member of the Board of Directors of each of Sinclair and SCI for an extended period of time beginning on the Effective Date (as defined herein);

                  WHEREAS, Sinclair desires to enter into this Agreement, and commence certain obligations to Executive hereunder, as of the date hereof, to assure itself of Executive's availability as of the Effective Date;

                  WHEREAS,   the  Board  of  Directors,   and  the  Compensation
Committee of the Board of Directors, of Sinclair has approved this Agreement in all respects;

                  WHEREAS, stockholders of Sinclair holding a majority of the voting stock of Sinclair have entered into a Voting Agreement pursuant to which they have agreed to approve all aspects of this Agreement requiring stockholder approval, including, without limitation, the 1996 LTIP (as hereinafter defined); and

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                  WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, the parties agree, intending to be legally bound, as follows:

                  1.       Employment; Term.

                           1.1  Sinclair  and SCI shall  employ  Executive,  and
Executive shall serve as President and Chief Executive Officer of SCI and Executive Vice President of Sinclair, during the Employment Term (as defined in
Section 1.2). During the entire Employment Term, Executive shall be a member of the Board of Directors of Sinclair and SCI. In addition, Executive shall serve as the President, Chief Executive Officer and as a member of the Board of Directors of such direct or indirect subsidiaries of SCI as Executive shall from time to time determine.

                           1.2  The  term  of  this  Agreement  (the  "Agreement
Term"), shall commence on the date hereof and terminate on the fifth anniversary of the Closing (as defined in the Purchase Agreement and hereinafter referred to as the "First Closing"), unless extended as provided in Section 8 or sooner terminated pursuant to the provisions of Section 9 or Section 10; provided, however, that Executive shall not be an employee, officer or director of Sinclair, SCI or any of their subsidiaries until the Effective Date (as hereinafter defined). Executive's status as an employee, officer and director under this Agreement shall commence on the Effective Date and shall terminate on the termination of the Agreement Term (the "Employment Term"). Notwithstanding anything to the contrary, this Agreement shall be void and of no force and effect if the Purchase Agreement is terminated in accordance with its terms. For the purposes of this Agreement, "Effective Date" shall mean the earlier to occur of: (a) the date on which Executive no longer has an attributable ownership interest, within the meaning of the rules and regulations of the Federal Communications Commission (the "FCC"), in RCB or RCLP; or (b) the first date on which all of the following have occurred: (i) the closing of the sale of the license assets related to WFBC, Anderson, South Carolina by RCB and RCLP to a party other than Sinclair or any of its subsidiaries or affiliates; (ii) the divestiture of the license assets related to WTTE-TV, Columbus, Ohio, by Sinclair; and (iii) the elimination of the attributable ownership interest, within the meaning of the rules and regulations of the FCC, in Channel 63, Inc. by David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

                  2.       Duties and Authority.

                           2.1 During the Employment  Term, as CEO and President
of SCI, under the direction and subject to the control of the Board of Directors of SCI (which direction shall be such as is customarily exercised over a chief executive officer), Executive shall be responsible for the business, affairs, properties and operations of SCI and shall have general executive charge, management and control of SCI, with all such powers and authority with respect to such business, affairs, properties and operations as may be reasonably incident to such duties and responsibilities. With respect to the matters expressly addressed in Exhibit A, during the Employment Term,


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
Executive shall have the powers and authority, and shall be subject to the limitations on powers and authority, set forth in Exhibit A. Exhibit A shall be strictly construed and shall be deemed to expand or restrict Executive's power and authority as granted in the first sentence of this Section 2.1 only with respect to the matters expressly addressed therein.

                           2.2 During the  Employment  Term,  as Executive  Vice
President of Sinclair, Executive shall perform such duties that are consistent with his status set forth in this Section 2.2 as may reasonably be assigned to him by the Chief Executive Officer of Sinclair or by the Board of Directors of Sinclair. Throughout the Employment Term, (a) Sinclair shall not confer upon any other officer or employee of Sinclair (other than David D. Smith, the President and Chief Executive Officer of Sinclair) the title of President or Chief Executive Officer, or power or authority superior to that of Executive, and (b) Sinclair shall not confer upon any other officer or employee of Sinclair the title of Executive Vice President of Sinclair, or power or authority equal to that of Executive; provided, however, that (x) in the event of the death or Disability (as hereinafter defined in Section 10.2 hereof) of David D. Smith, Sinclair may confer upon one other person the title of President and Chief Executive Officer and (y) in the event that Sinclair (i) employs a person who contemporaneously with the commencement of such employment makes a personal investment in Sinclair common equity in an amount equal to or greater than the fair market value (as defined in Section 8.2.5 with respect to Outstanding Voting Securities) of the direct or indirect investment by Executive in any securities of Sinclair or its affiliates, measured at the time such new person becomes an employee and (ii) such new employee is to have management responsibility for a subsidiary or division of Sinclair with a cash flow projected by the Board of Directors of Sinclair for the immediately succeeding 12-month period to be equal to or greater than 125% of the cash flow projected by the Board of Directors of Sinclair for the same period with respect to the business then managed by Executive, then Sinclair may confer upon such person the title of Executive Vice President of Sinclair, and power and authority equal (but not superior) to that of Executive.

                           2.3  After  the  SCI  Transfer  Date,  all  business,
affairs, properties and operations of Sinclair or its direct or indirect subsidiaries reasonably related to the ownership or operation of television or radio stations (including, for example, ancillary businesses, such as the national representation business, the travel and entertainment business, station fair and marketing events, and investments in programming made in the form of percentages of programming obtained in connection with the clearance of programming on stations owned or operated by SCI) shall be conducted by SCI or one of its direct or indirect subsidiaries. Unless otherwise agreed, the creation of programming and investments in the creation of programming (other than as expressly noted above in this Section 2.3) shall not be deemed to be an ancillary business within the meaning of this Section 2.3.

                           2.4 Throughout the Employment Term, Executive will be
a member of any executive or finance committee, if any, of Sinclair and SCI.

                           2.5  During  the  Agreement  Term it  shall  not be a
violation of this Agreement for Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage

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
personal investments, so long as in the case of (a), (b) and (c) above such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of Sinclair and SCI in accordance with this Agreement.

                  3.       Location.

                  During the Employment Term, Executive's services under this Agreement shall be performed principally in Baltimore, Maryland. The parties, however, acknowledge and agree that the nature of Executive's duties hereunder shall require reasonable travel from time to time.

                  4.       Cash Compensation.

                           4.1 Base Salary.  During the Agreement Term, Sinclair
or SCI shall pay to Executive, in monthly or more frequent installments in accordance with SCI's regular payroll practices for senior executives, a base salary of not less than $1,055,952.34 per annum; provided, however, that such minimum base salary shall be adjusted upward, as of January 1, 1997, and as of each successive January 1 to the end of the Agreement Term, by 7 1/2% (as so adjusted, including pursuant to the next sentence, the "Base Salary"). It is understood that SCI or Sinclair may, at any time, in the discretion of their respective Boards of Directors, increase, but not decrease, Executive's Base Salary.

                           4.2      Bonus.

                           4.2.1 In addition to his Base Salary, Executive shall
be entitled to receive with respect to each calendar year (or portion thereof) during the Agreement Term, a bonus ("Bonus") equal to 2% of the amount by which the Broadcast Cash Flow (as defined below) of SCI (including, in the event that Sinclair or any affiliate of Sinclair (other than SCI) owns, or provides program services with respect to, a television or radio station, the Broadcast Cash Flow of such stations) for such year exceeds the Broadcast Cash Flow (as defined below) for the immediately preceding year. For the year ended December 31, 1995, "Broadcast Cash Flow" shall mean $223,836,000. The calculation of Broadcast Cash Flow for the year ended December 31, 1995, is set forth on Schedule A.

                           4.2.2 If in any year  after the  closing of the River
City Acquisition, Sinclair or SCI, directly or indirectly, shall acquire, or shall commence to provide programming services with respect to, one or more television or radio stations (including pursuant to local marketing, time brokerage or similar management services agreements), for purposes of calculating the Bonus with respect to the year in which such acquisition has occurred, the Broadcast Cash Flow of the immediately preceding year shall be increased to reflect such acquisition, or if in any year Sinclair or SCI directly or indirectly shall dispose of, or shall cease to provide programming services with respect to, one or more television or radio stations, for purposes of calculating the Bonus with respect to the year in which such disposition has occurred, the Broadcast Cash Flow of the immediately preceding year shall be decreased to reflect such disposition, by an amount equal to the Average Broadcast Cash Flow (as defined below), calculated as of the date of the acquisition or disposition, of the television or radio station (or stations) so acquired or disposed of, multiplied by a fraction, (a) the numerator of which is the number of days remaining in such year following such acquisition or disposition and (b) the

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



denominator of which is 365. If the purchase by Sinclair of any RCB Stations results in the elimination of fees payable pursuant to local marketing, time brokerage or similar agreements in effect immediately prior to such purchase, the Broadcast Cash Flow for the immediately preceding year shall be decreased by the amount of any such fees.

                           4.2.3  As  used  in  this   Section   4.2,  the  term
"Broadcast Cash Flow" shall mean, for any period, operating income (from the ownership of or provisions of program services to television or radio stations) plus (a) non-cash expenses, including depreciation and amortization expense, programming amortization expense, barter expenses and deferred compensation expense, plus (b) corporate expense (including special bonuses paid to executive officers), less (c) film contract payments, cash payments on deferred compensation and non-cash broadcast revenue, in each case as such items shall be determined in accordance with generally accepted accounting principles; and "Average Broadcast Cash Flow" shall mean the average annual Broadcast Cash Flow of a television or radio station for the three full calendar years of such television or radio station prior to acquisition or disposition by Sinclair or SCI.

                           4.2.4 The Bonus shall be paid to Executive as soon as
practicable, but in no event later than March 31 following the end of each calendar year. The amount of the Bonus payable with respect to any period of less than an entire year shall be determined by multiplying the Bonus that would have been payable with respect to the whole such year (using actual results for such year and assuming that the Agreement had been in effect the entire such year) by a fraction, the numerator of which is the number of days of such year included in the Agreement Term and the denominator of which is 365.

                           4.3      Stock Options.

                           4.3.1  As  additional   consideration  for  Executive
entering into this Agreement, Executive shall be granted, on the date hereof, stock options on 3.33% of the common equity of Sinclair determined on a fully diluted basis (including without limitation after taking into account the River City Acquisition, the financings related thereto and all possible issuances of stock under the several stock option and stock incentive plans of Sinclair and SCI, including, without limitation, the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc. (the "1996 LTIP")). Such options shall have a per share strike price equal to the fair market value on the date hereof of one share of Class A Common Stock, par value $0.01 per share of Sinclair ("Class A Common Stock"), but not in any event less than $21.00 per share. As used in this
Section 4.3, "fair market value" as of the date hereof means the average of the closing share prices of the Class A Common Stock as reported on the NASDAQ National Market for the 21 trading days consisting of such date and each of the ten trading days immediately prior to such date and each of the ten trading days immediately following such date. Sinclair shall not (a) purchase, or take any actions designed or intended to influence the price of, Class A Common Stock during such period, (b) permit any Smith Family Member (hereinafter defined) to purchase, or take any actions designed or intended to influence the price of, Class A Common Stock during such period, or (c) ask or encourage any of its affiliates, associates or any other person to purchase, or take any action designed or intended to influence the price of, Class A Common Stock during such period; provided, however, that nothing contained in this Section 4.3.1 shall be

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



deemed to prohibit Sinclair from acting in the normal course of business to communicate with financial analysts or otherwise educate the market on the terms of the River City Acquisition. In addition, such options shall have a term of ten years, which ten-year term shall not expire notwithstanding any earlier termination of the Agreement Term or the Employment Term, to the extent such options are vested at the time of such termination, and such options shall, to the extent that a prior termination of the Agreement Term under Section 9 or
10.3.3 has not occurred, vest 50% immediately on the First Closing, an additional 25% on the first anniversary of the First Closing and an additional 25% on the second anniversary of the First Closing. For purposes of this Agreement, "Smith Family Member" means David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith and any of their respective parents, grandparents, children, grandchildren, aunts, uncles, nephews, nieces or first cousins and any trust or other entity which any such person individually, or collectively with another person or persons, controls.

                           4.3.2  In  addition,  there  shall  be  reserved  for
nonqualified stock option grants to employees of SCI and its direct and indirect subsidiaries (the "SCI Team") to be selected by Executive, during the Agreement Term, at least 1.67% of the common equity of Sinclair determined on a fully diluted basis (including without limitation after taking into account the River City Acquisition, the financings related thereto and all possible issuances of stock under the several stock option and stock incentive plans of Sinclair and SCI, including, without limitation, the 1996 LTIP). Of the common equity reserved for nonqualified stock option grants to the SCI Team, contemporaneously with the grant of the stock options to Executive described in Section 4.3.1, there shall be granted stock options to certain corporate employees of SCI as described on Exhibit A to that certain letter agreement of even date herewith, between RCB and Sinclair, regarding certain employee matters (the "Employee Letter Agreement"). Such options shall have a per share strike price equal to the fair market value on the date hereof of one share of Class A Common Stock, but not in any event less than $21.00 per share. In addition, such stock options shall have a term of ten years, which ten-year term shall not expire notwithstanding any earlier termination of employment by the grantee with Sinclair or SCI, to the extent such options are vested at the time of such termination, and such options shall vest 25% on First Closing, an additional 25% on the first anniversary of the First Closing, an additional 25% on the second anniversary of the First Closing and an additional 25% on the third anniversary of the First Closing.

                           4.3.3 Stock options  granted to Executive and the SCI
Team in accordance with Sections 4.3.1 and 4.3.2 shall be pursuant to the 1996 LTIP. Sinclair represents that the Plan has been adopted by the Board of Directors of Sinclair and the Compensation Committee thereof. Sinclair agrees to recommend approval and to solicit proxies for the approval of the Plan by stockholders at the next meeting of Sinclair's stockholders, to be held no later than June 30, 1996, such that upon such approval, grants of options under the Plan will be treated as exempt purchases under Rule 16b-3 issued by the Securities Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Sinclair shall comply with all federal and state securities laws, rules and regulations applicable to the issuance of the stock options referred to in this Section 4.3 and the securities issuable upon exercise of such options. Sinclair shall cause the securities issuable upon exercise of such options to be registered pursuant to the Securities Act of 1933, as amended, and all other applicable federal

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



securities laws and state securities or blue sky laws, shall cause such securities to be approved for quotation on the NASDAQ National Market, and shall bear all expenses in connection with such registration, quotation and compliance.

                           4.3.4  The  parties  agree  that  the  stock  options
granted and shares reserved  therefor pursuant to or in connection with Sections
4.3.1 and 4.3.2 of this Agreement shall be in addition to, and not in lieu of, the options that may be granted pursuant to the Sinclair Broadcast Group, Inc. Incentive Stock Option Plan (the "Incentive Plan") for the acquisition of up to 400,000 shares of Class A Common Stock (which 400,000 shares shall continue to be available to, and shall hereby be dedicated for issuance at the direction of Executive, during the Agreement Term, to, the certain station employees of SCI and its direct and indirect subsidiaries pursuant to the Plan); provided that such number of shares, at any given time, will be reduced by the outstanding stock option grants granted on the First Closing and described on Exhibits A and B to the Employee Letter Agreement. Such Incentive Plan options shall have a per share stock price equal to the closing share price of Class A Common Stock on the NASDAQ National Market (the "Market Price") on the date of grant. In addition, such stock options shall have a term of ten years. Such options will fully vest on the third anniversary of their date of grant (the "Vesting Date"); provided that if the holder is terminated "without cause" or due to death or disability prior to the Vesting Date, the vesting of such options will be accelerated to (a) 1/3 of such options, if such termination occurs after the first anniversary, but prior to the second anniversary, of the grant date and
(b) 2/3 of such options, if such termination occurs after the second anniversary, but prior to the third anniversary, of the grant date.

                  5.       Expenses.

                           In addition to the  compensation  provided in Section
4, Sinclair or SCI shall pay or reimburse Executive for all reasonable business expenses actually incurred or paid by him during the Employment Term in the performance of his services hereunder upon presentation of expense statements, vouchers, or such other supporting information as Sinclair or SCI, as is appropriate, may customarily require of its senior executives.

                  6.       Additional Benefits.

                           6.1      During the Employment Term:

                                    (a)   Executive   shall   be   entitled   to
reasonable annual vacation periods, not less than an aggregate of four weeks in each calendar year, with full pay and benefits.

                                    (b)  Executive  shall be  eligible  for sick
leave in accordance with SCI's customary practice for senior executives.

                                    (c)   Executive   shall   be   entitled   to
participate in any insurance, pension, profit-sharing, stock option, stock purchase or other benefit plan of SCI or Sinclair now existing or hereafter adopted for the benefit of the employees generally or of the executives of SCI or Sinclair.

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



                                    (d)  Executive  shall be entitled to receive
such additional benefits as may be granted to him from time to time by the Board of Directors of Sinclair or SCI.

                           6.2      During the Agreement Term:

                                    (a)   Sinclair   or  SCI   shall   pay  both
initiation and periodic fees and dues for Executive's membership in Cave's Valley Country Club. Upon the expiration of the Agreement Term, membership in such country club shall belong to Executive.

                                    (b)   Sinclair   or  SCI   shall   pay  both
initiation and periodic fees and dues for Executive's membership in any health or athletic club selected by Executive.

                                    (c)  Sinclair or SCI shall  furnish and bear
(or reimburse Executive promptly upon request for) all business expenses of operation of a Seven Series BMW car for the use by Executive, including mobile phone.

                                    (d) The parties  contemplate  that Executive
may not relocate his primary residence to Baltimore for some time, and until the date which is 90 days after the commencement of the Employment Term (or, if earlier, the date of such residence relocation), Sinclair or SCI shall pay or provide all first class travel expenses that Executive may incur for himself and for both for his wife and stepchild, in commuting from his present principal residence, which is located in St. Louis, Missouri, to Baltimore. In addition, Sinclair or SCI shall pay or reimburse Executive for (i) temporary housing between the date of this Agreement and the foregoing date, which housing shall be in the Baltimore area and shall be of a type suitable for an individual with Executive's position with Sinclair and SCI and (ii) all expenses of moving Executive's immediate family's home furnishings to Baltimore. Sinclair or SCI shall also pay to Executive an amount in cash so that Executive's after-tax position with respect to the amounts described in this Section 6.1(i) is no less favorable than it would have been had the expenses described not been incurred and/or reimbursed or borne by Sinclair or SCI.

                                    (e)  Executive  shall  be  entitled  to  (i)
coverage under a disability insurance arrangement providing for payments of 60% of Executive's Base Salary under Section 4.1 in the event of his disability and continuing until the earlier of his recovery from such disability or attainment of age 65 and (ii) life insurance coverage equal to $11,000,000, in each case without any cost to Executive; provided, however, that Executive shall be entitled to designate the beneficiary or beneficiaries of such life insurance only with respect to 50% of the proceeds of such life insurance.

                                    (f) In the  event  that,  in the good  faith
determination of Executive, Sinclair or SCI does not provide Executive with reasonable access to Sinclair or SCI leased airplanes, Executive shall thereafter be entitled to lease or designate a company (including a company affiliated with Executive) to lease to Sinclair or SCI an aircraft substantially equivalent to the best airplane then leased by Sinclair or SCI for use by Executive in connection with Sinclair or SCI business on then competitive terms and conditions as determined by Executive in his reasonable and good faith discretion. Additionally, to the extent that a company

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

affiliated with Executive is the lessor, Executive may use existing leases by Sinclair of comparable airplanes as the basis for determining then competitive terms and conditions.

                           6.3      Contemporaneously with the execution of this
Agreement:

                                    (a) Sinclair and Executive are entering into
a Directors' and Officers' Indemnification Agreement, effective upon commencement of the Employment Term. In addition, Sinclair agrees, prior to the Effective Date, to obtain a directors' and officers' liability insurance policy covering the Executive and to continue and maintain such policy. The terms of the policy, including the amount of such coverage, shall be reasonably acceptable to Executive.

                                    (b) Sinclair and Executive are entering into
a Consulting Agreement (the "Consulting Agreement") with respect to the period commencing on the date hereof and terminating upon the earlier of the commencement of the Employment Term or the termination of the Agreement Term.

                                    (c) Sinclair and Executive are entering into
a Stock  Option  Agreement  relating to the stock  options  described in Section
4.3.1 hereof.

                                    (d)  Sinclair,  Executive  and other parties
thereto are entering into a Registration Rights Agreement covering, among other things, Class A Common Stock issuable upon the exercise of the stock options granted to Executive under Section 4.3 hereof.

                           6.4 No payment or benefit made or provided under this
Agreement shall be deemed to constitute payment to Executive, his legal representatives or beneficiaries in lieu of, or in reduction of, any benefit or payment under an insurance, pension, profit-sharing or other benefit plan, and no payment under any such plan shall reduce any payment or benefit due under this Agreement.

                  7.       Certain Additional Payments by Sinclair or SCI.

                           7.1  Anything  in  this  Agreement  to  the  contrary
notwithstanding, in the event it shall be determined that any payment, distribution or transfer by Sinclair, SCI or any affiliate or any other person or other event occurring with respect to Executive and Sinclair or SCI for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (including pursuant to any of Sinclair or SCI's benefit plans)), determined without regard to any additional payment required under this Section 7 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (and any successor provision and any similar provision of state or local income tax law) (collectively, "Section 4999"), or any interest or penalty is incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest or penalty, hereinafter collectively to be referred to as the "Excise Tax"), then the Executive shall be entitled to receive or have paid to the Internal Revenue Service or other appropriate authority (and any relevant state or local authority) ("IRS") on his behalf an additional payment (a "Gross- Up Payment") in an amount equal to the sum of (a) the Excise Tax plus (b) all other taxes, penalties and interest (including any excise tax imposed by Section 4999) paid or payable by Executive on account of the operation of this Section 7, such that, after payment by Executive of all such other taxes (including any interest or penalty imposed with respect to such taxes) and any Excise Tax imposed upon the Gross-Up Payment, Executive shall be in the same position as he would have been had no Excise Tax been imposed upon the Payments.

                           7.1.1  Subject to the  provisions of Section 7.3, all
determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen LLP or any other nationally recognized accounting firm (the "Accounting Firm") that shall be Sinclair's outside auditors at the time of such determination, which Accounting Firm shall provide detailed supporting calculations to Executive, Sinclair and SCI within 15 business days of the receipt of notice from Sinclair, SCI or Executive that there has been a Payment that the person giving notice believes may be subject to the Excise Tax, or such earlier time as shall be requested by Sinclair and SCI. All fees and expenses of the Accounting Firm shall be borne solely by Sinclair and SCI. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by Sinclair or SCI to the IRS on Executive's behalf within ten business days after the receipt of the Accounting Firm's determination. If the Accounting Firm shall determine that no Excise Tax is payable by Executive, it shall furnish to Executive written advice that failure to report the Excise Tax on Executive's applicable federal income tax return would not be reasonably likely to result in the imposition of a penalty for fraud, negligence, or disregard of rules or regulations. Any determination by the Accounting Firm shall be binding upon Sinclair, SCI and Executive in determining whether a Gross-Up Payment is required or the amount thereof (subject to Section 7.1.2 and 7.2), in the absence of material mathematical or legal error.

                           7.1.2 As a result of uncertainty  in the  application
of Section 4999 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the "Code"), that may exist at the time of the initial determination by the Accounting Firm, it may be possible that in making the calculations required to be made hereunder, the Accounting Firm shall determine that a Gross-Up Payment need not be made that properly should be made ("Underpayment") or that a Gross-Up Payment not properly needed to be made should be made ("Overpayment"). In the event that Sinclair or SCI shall exhaust or fail to adequately pursue its remedies pursuant to Section 7.2, and the Executive thereafter shall be required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that occurred, and Sinclair or SCI shall promptly pay the amount thereof to the IRS on Executive's behalf. In the event that the Accounting Firm shall determine that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to the Executive with interest at the applicable Federal rate provided for in Section 1274(d) of the Code; provided, however, that the amount to be repaid by the Executive to Sinclair or SCI shall be reduced to the extent that any portion of the Overpayment to be repaid will not be offset by a corresponding reduction in tax by reason of such repayment of the Overpayment.

                           7.2 Executive  shall give Sinclair  written notice of
any claim by the IRS that, if successful, would require the payment by Sinclair or SCI of a Gross-Up Payment. Executive shall give such notice within ten business days after Executive shall be informed in writing of such claim, provided that failure by Executive to provide such notice shall not result in a waiver or forfeiture of any rights of Executive under this
Section 7 except to the extent of actual damages suffered by Sinclair or SCI as a result of such failure; provided further that if such failure prevents the contest of such claim, no payment shall be required with respect to such claim by Sinclair or SCI under this Section 7. Executive shall not pay such claim prior to the expiration of 15 days following the date on which Executive gives such notice to Sinclair or SCI. If Sinclair or SCI shall notify Executive in writing prior to the expiration of such 15-day period that Sinclair or SCI desires to contest such claim, Executive shall:

                                    (a)  give  Sinclair  or SCI any  information
reasonably requested by Sinclair or SCI relating to such claim,

                                    (b) take  such  action  in  connection  with
contesting such claim as Sinclair or SCI shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Sinclair or SCI and reasonably acceptable to Executive,

                                    (c) cooperate in good faith with Sinclair or
SCI's contest of such claim, and

                                    (d) permit  Sinclair  or SCI to control  any
proceedings to the extent relating to such claim; provided, however, that Sinclair or SCI shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed in relation to such claim, including all costs and expenses. Without limiting the foregoing provisions of this Section 7.2, and to the extent its actions do not unreasonably interfere or prejudice Executive's disputes with the IRS as to other issues, Sinclair or SCI shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the IRS in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Sinclair or SCI shall determine; provided, however, that if Sinclair or SCI shall direct Executive to pay such claim and sue for a refund, Sinclair or SCI shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of the statute of limitations relating to taxes for Executive's taxable year with respect to which such contested amount shall be claimed to be due shall be limited solely to such claim. Furthermore, Sinclair's or SCI's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS to the extent that such settlement or contest would not be reasonably likely to have a material adverse effect on the issues with respect to the Gross-Up Payment.

                           7.3  If,  after  Executive's  receipt  of  an  amount
advanced by Sinclair or SCI pursuant to Section 7.2, Executive shall become entitled to receive any refund with respect to such claim, Executive shall promptly pay to Sinclair or SCI the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after Executive's receipt of an amount advanced by Sinclair or SCI pursuant to Section 7.2, a determination shall be made that Executive shall not be entitled to any refund with respect to such claim, and Sinclair or SCI shall not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after Sinclair or SCI shall receive notice of such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                           7.4 This  Section 7 shall  remain  in full  force and
effect following the termination of the Agreement Term for any reason until the expiration of the statute of limitations on the assessment of taxes applicable to Executive for all periods in which Executive may incur a liability for taxes (including Excise Taxes), interest or penalties arising out of the operation of this Agreement.

                  8.       Change  in  Control;   Extension  of  Term;   Certain
Employment Terminations.

                           8.1 Notwithstanding  anything to the contrary in this
Agreement, if a Change in Control (as defined in Section 8.2 hereof) shall occur during the Agreement Term, and the Agreement Term shall not have previously terminated for any reason (other than in connection with or as a result of a Change in Control), the Agreement Term shall automatically be extended to the third anniversary of such Change in Control, if, pursuant to Section 1.2, the Agreement Term otherwise might have terminated before such third anniversary.

                           8.2 For the purposes of this Agreement,  a "Change in
Control" shall mean:

                           8.2.1 The  acquisition by any  individual,  entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), other than Permitted Holders (as defined in the Indenture (as defined below)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3"), except that a Person shall be deemed to have beneficial ownership of all shares that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the combined voting power of the then outstanding voting securities of Sinclair entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided that the following acquisitions shall not constitute a Change in
Control: (a) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sinclair or any corporation controlled by Sinclair; or (b) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b), (c) and (d) of Section 8.2.3 are satisfied; or

                           8.2.2   Individuals  who,  as  of  the  date  hereof,
constitute the Board of Directors of Sinclair (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Sinclair; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Sinclair, shall be recommended by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           8.2.3 Approval by the  stockholders  of Sinclair of a
reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (a) more than an 85% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation, which may be Sinclair (the "Resulting Corporation"), entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation; (b) no Person (excluding Sinclair, any employee benefit plan (or related trust) of Sinclair, the Resulting Corporation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 40% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly, 40% or more of the combined voting power of the Resulting Corporation Voting Securities; (c) at least a majority of the members of the board of directors of the Resulting Corporation shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation and (d) David D. Smith shall serve as President and Chief Executive Officer of the Resulting Corporation (unless David D. Smith shall fail to serve as a result of his death or Disability); or

                           8.2.4 Approval by the stockholders of Sinclair of (a)
a complete liquidation or dissolution of Sinclair or (b) the sale or other disposition of all or substantially all of the assets of Sinclair or (c) the sale or other disposition of SCI or a significant portion of the assets of SCI by Sinclair, SCI and their affiliates without the express written consent of Executive, other than to a corporation (the "Buyer") with respect to which (i) following such sale or other disposition, more than 85% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buyer Voting Securities"), shall be owned beneficially, directly or indirectly, by all or substantially all of the Persons (hereinafter defined) who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or other disposition; (ii) no Person (excluding Sinclair and any employee benefit plan (or related trust) of Sinclair or Buyer and any Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 40% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly, 40% or more of the combined voting power of, Buyer Voting Securities; (iii) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Sinclair; and (iv) David D. Smith shall serve as President and Chief Executive Officer of the Buyer (unless David D. Smith shall fail to serve as a result of his death or Disability). For purposes of this Agreement, "Persons" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                           8.2.5 The beneficial ownership (within the meaning of
Rule 13d-3) by David D. Smith of less than 5% of the Outstanding Voting Securities of Sinclair but assuming, in the calculation thereof, that each share of Class B Common Stock has only one vote in the election of directors; provided such ownership below 5% shall not constitute a Change of Control at any time that the aggregate of such outstanding voting securities beneficially owned by David Smith, without taking into account any control premium, has a fair market value equal to or in excess of $100 million. As used in this Section, the "fair market value" of a share of any Outstanding Voting Securities means, as of a particular date, (a) if such security is listed on a national securities exchange, the mean between the highest and lowest sales price per share of such security on the consolidated transaction reporting system for the principal national securities exchange on which such shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if such security is not so listed but is quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of such security reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if such security is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated, or, if not reported by the National Quotation Bureau Incorporated, the fair market value of such security as determined in good faith by independent appraisers jointly selected by Executive and Sinclair; provided, however, that the fair market value of Class B Common Stock shall for purposes of this Section 8.2.5 be deemed to be the fair market value of Class A Common Stock.

                           8.2.6 If David D.  Smith  ceases for any reason to be
the President and Chief Executive Officer and Chairman of the Board of Sinclair (unless David D. Smith shall fail to serve as a result of his death or Disability).

                  9.       Termination of Agreement for Cause.

                           Sinclair or SCI may terminate the Agreement Term "for
cause" upon 30 days' written notice, and all of Sinclair's and SCI's obligations under this Agreement shall terminate except (a) their obligation to pay to Executive amounts accrued, earned or required to be paid for periods up to the date of termination, including, without limitation, under Sections

4.1 and 4.2 hereof, (b) their obligations under Section 7, (c) their obligations with respect to vested stock options granted as described in Section 4.3, which vested stock options shall remain exercisable for not less than their original term, (d) their obligations under Section 6.3(a) and (e) their obligations under
Section 16.7. As used in this Agreement, the term "for cause" shall mean and be limited to the following events: (x) during the Agreement Term, Executive's conviction (which conviction, through lapse of time or otherwise, is not subject to appeal) in a court of law of a felony involving moral turpitude; or (y) during the Employment Term, Executive's serious willful gross misconduct or serious gross neglect of duties, which in either case has resulted, or in all probability will result, in material economic damage to Sinclair, but in no event shall an action constitute "cause" pursuant to this clause (y) if Executive believed in good faith that such action or failure to act was in the best interest of Sinclair or SCI; provided however, that the Agreement Term may not be terminated for cause under the immediately preceding clause (y), unless Executive shall have first received written notice from the Board of Directors of Sinclair advising him of the specific acts or omissions alleged to constitute a failure or refusal to perform his duties, and such failure or refusal to perform his duties continues after Executive shall have had a reasonable opportunity to correct the acts or omissions cited in such notice. In no event shall the alleged mediocre or poor performance of Executive in his duties hereunder be deemed grounds for termination of this Agreement for cause. Upon a termination for cause, all of Executive's obligations under this Agreement (other than under Section 11) shall terminate.

                  10.      Termination Other Than for Cause.

                           10.1  Death.   If  Executive  shall  die  during  the
Agreement Term, the Agreement Term shall end, and all of Sinclair's and SCI's obligations hereunder shall terminate, except that (a) Sinclair shall pay to Executive's estate: (i) within 30 days after his death, the Base Salary with respect to the then current year that would have been payable to Executive under
Section 4.1 had the Agreement Term ended on the last day of the month in which his death occurred; (ii) at the same time as salary is paid to other executive employees of Sinclair, the Base Salary that would have been payable to Executive pursuant to Section 4.1 had the Agreement Term continued uninterrupted for an additional 12-month period immediately following the end of the month in which Executive's death occurred; (iii) as soon as is practicable, but in no event later than March 31 of the year immediately following the year in which Executive's death occurs, the Bonus that would have been payable to Executive for the entire year in which Executive's death occurs (using actual results for such year and assuming that the Agreement Term included the entire such year);
(iv) as soon as is practicable, but in no event later than March 31 of the second year immediately following the year in which Executive's death occurs, the Bonus that would have been payable to Executive for the entire year immediately following the year in which Executive's death occurs (using actual results for such year and assuming that the Agreement Term included the entire such year), multiplied by a fraction, the numerator of which is the number of full and partial months in the Agreement Term in the year of Executive's death and the denominator of which is 12; (b) all the stock options previously granted by either Sinclair or SCI to Executive shall be immediately vested and fully exercisable and remain exercisable for not less than their original term, (c) the obligations under Section 6.3(a) shall continue, (d) the obligations under
Section 7 shall continue, (e) the obligations under Section 15 shall continue and (f) the obligations under Section 16.7 shall continue.

                           10.2  Disability.  If,  during  the  Agreement  Term,
Executive shall become disabled so that he shall be unable substantially to perform his services hereunder or, prior to the Effective Date, under the Consulting Agreement (a) for a period of six consecutive months or (b) for an aggregate of six months within any period of 12 consecutive months (a
"Disability") then the Board of Directors of Sinclair may, at any time during the continuance of such Disability, terminate the Agreement Term under this
Section 10.2 on 30 days' prior written notice to Executive. After such termination, Executive shall have no further obligation to perform services for SCI pursuant to Section 2, and all of Sinclair's and SCI's obligations under this Agreement shall terminate, except that (a) Sinclair shall pay to Executive,
(i) within 30 days after such termination, the Base Salary with respect to the then current year that would have been payable to Executive under Section 4.1 had the Agreement Term ended on the last day of the month in which the Agreement Term was terminated pursuant to this Section 10.2; (ii) at the same time as salary is paid to other executive employees of Sinclair, the Base Salary that would have been payable to Executive pursuant to Section 4.1 had the Agreement Term continued uninterrupted for an additional 12-month period immediately following the end of the month in which the Agreement Term was terminated pursuant to this Section 10.2; (iii) as soon as is practicable, but in no event later than March 31 of the year immediately following the year in which the Agreement Term was terminated pursuant to this Section 10.2, the Bonus that would have been payable to Executive for the entire year in which the Agreement Term was terminated pursuant to this Section 10.2 (using actual results for such year and assuming the Agreement Term included the entire such year); (iv) as soon as is practicable, but in no event later than March 31 of the second year immediately following the year in which the Agreement Term was terminated pursuant to this Section 10.2, the Bonus that would have been payable to Executive for the entire year immediately following the year in which the Agreement Term was terminated pursuant to this Section 10.2 (using actual results for such year and assuming that Executive had worked the entire such year), multiplied by a fraction, the numerator of which is the number of full and partial months in the Agreement Term in the year in which the Agreement Term was terminated pursuant to this Section 10.2 and the denominator of which is 12;
(b) all the stock options previously granted by either Sinclair or SCI to Executive shall be immediately vested and fully exercisable and remain exercisable for not less than their original term, (c) the obligations under
Section 6.3(a) shall continue, (d) the obligations under Section 7 shall continue, (e) the obligations under Section 15 shall continue and (f) the obligations under Section 16.7 shall continue. Executive shall have no obligation to accept any employment offered to him by others in order to minimize, or to be set off against, the amounts to which he is entitled pursuant to this Section 10.2; provided, however, that (x) if Executive shall accept employment offered to him by others during the period referred to in clause
(a)(ii) above, the Base Salary referred to in clause (a) (ii) above shall be reduced by the amounts received by Executive with respect to such employment during the period of time referred to in such clause(a) (ii), and (y) if Executive shall receive payments in respect of disability insurance provided pursuant to Section 6.1(c)(i), the Base Salary referred to in clause (a) (ii) above shall be reduced by the amounts received by Executive in respect of such disability insurance for the period of time referred to in such clause (a)(ii). Neither SCI nor Sinclair shall interpose any defense against payment of such amounts based on refusal of Executive to seek or accept other employment.

                           10.3     Termination by Executive.

                           10.3.1  Executive may (but shall not be obligated to)
terminate the Agreement Term on 60 days' prior written notice given at any time within 180 days following a Change in Control or, if during the Agreement Term,
(a) Executive shall not be elected (and continued) as a director of Sinclair or SCI, as President and Chief Executive Officer of SCI, and as Executive Vice
President of Sinclair, or Executive shall be removed from any such board or office; or (b) Sinclair or SCI shall fail to cure a material breach of this Agreement within a reasonable period of time after notice not to exceed 30 days (provided, however, if the breach is unintentional and not susceptible of cure within 30 days but is susceptible of cure within an additional 60 days, and if Sinclair in good faith has made material efforts to cure such breach within such 30-day period, Sinclair, upon written notice to Executive, shall have an additional period of time to cure such breach, but not in any event to exceed an additional 60 days); or (c) there shall have been a material diminution in the authority or responsibilities contemplated in Section 2 (including Exhibit A); or (d) any benefit to which Executive is entitled pursuant to Section 6.1 shall have been materially reduced without an effective economic substitute therefor being provided to Executive; or (e) Executive shall be required to perform his principal services under this Agreement at a place other than that set forth in
Section 3; or (f)  Sinclair or SCI shall fail to comply with the  provisions  of
Section 16.4 hereof relating to specific assumptions of the duties and obligations of SCI and Sinclair under this Agreement or (g) the Effective Date shall not have occurred by August 31, 1997, unless such failure is solely due to actions or failure to take actions on the part of Executive (other than the failure of Executive to eliminate his attributable ownership interest in RCB and
RCLP). Such right to terminate the Agreement Term shall be Executive's exclusive remedy in the event of the occurrence of any of the events described in this
Section 10.3.1. For purposes of clause (c) of the preceding sentence, there shall be deemed to have been a material diminution in the authority or responsibilities contemplated in Section 2 (including Schedule A) if there shall occur any demotion or any material reduction in the scope, level or nature of Executive's employment hereunder, or of the duties contemplated in Section 2, or if Executive is assigned duties inconsistent with Executive's position hereunder.

                           10.3.2 If  Executive  shall  elect to  terminate  the
Agreement Term upon the occurrence of any event described in Section 10.3.1, or if Sinclair or SCI shall terminate the Agreement Term other than for cause, death or Disability pursuant to Sections 9 and 10 hereof, then Executive shall have no further obligation to perform services for Sinclair or SCI pursuant to
Section 2, but he shall be entitled to receive from Sinclair or SCI, within 30 days after the date of termination of the Agreement Term, in lieu of the amounts that would otherwise be payable hereunder, a lump sum in cash of an amount equal to the sum of (a) the aggregate of Base Salary that would have been payable each year to Executive pursuant to Section 4.1 for the period beginning on the date of such termination and running through the day on which the Agreement Term would have ended (as extended, if theretofore extended) if not terminated pursuant to this Section 10 (the "Cutoff Date"), and (b) an amount equal to the average Bonus earned or paid under Section 4.2 in the previous three full calendar years of SCI immediately preceding termination of employment, multiplied by the number of whole and partial years (rounded to the nearest 100th (.01)) remaining until the Cutoff Date; provided, however, that if termination of employment shall occur prior to January 1, 1997, an amount equal to $500,000 shall be deemed the highest Bonus earned or paid under Section 4.2. In addition, until the Cutoff

Date, Sinclair shall maintain, at its expense, all insurance coverages and medical and health benefits in respect of Executive that shall have been in effect with respect to him prior to the occurrence of the event entitling Executive to terminate this Agreement. Further, (a) all of the stock options previously granted by Sinclair or SCI to Executive shall be immediately vested and fully exercisable and remain exercisable for not less than their original term, (b) the obligations under Section 6.3(a) shall continue, (c) the obligations under Section 7 shall continue, (d) the obligations under Section 15 shall continue and (e) the obligations under Section 16.7 shall continue.

                           10.3.3 Executive may terminate the Agreement Term for
any reason upon 90 days' written notice, and all of Sinclair's and SCI's obligations under this Agreement shall terminate except (a) their obligation to pay to Executive amounts accrued, earned or required to be paid for periods up to the date of termination, including, without limitation, under Sections 4.1 and 4.2 hereof (b) their obligations under Section 7, (c) their obligations with respect to vested stock options granted as described in Section 4.3, which vested stock options shall remain exercisable for not less than their original term, (d) their obligations under Section 6.3(a) and (e) their obligations under
Section 16.7. Upon a termination by Executive under this Section 10.3.3, all of Executive's obligations under this Agreement (other than under Section 11) shall terminate.

                           10.4     Broadcast Option.

                           10.4.1 As further  inducement  for Executive to enter
into this Agreement, and for Executive, in his status as Chief Executive Officer of the general partner of RCB, to consent to the River City Acquisition, the parties agree that if Executive shall elect to terminate the Agreement Term upon the occurrence of any event described in Section 10.3.1, or if Sinclair or SCI shall ever terminate this Agreement other than for cause, death or Disability pursuant to Sections 9 and 10 hereof, then, in addition to the other rights of Executive, Executive shall have the right, within 180 days of termination of employment, to exercise the "Broadcast Option". The "Broadcast Option" is an option of Executive to require Sinclair and SCI to sell and assign to Executive, or any one or more persons or entities designated by Executive (collectively, the "Transferee"), free and clear of any and all Indebtedness and Liens (other than Permitted Liens (as hereinafter defined)), for an aggregate purchase price in cash equal to the fair market value thereof, at the option of Executive, either (but not both of) (a) (i) all (and not less than all) radio and/or television broadcasting stations (including all broadcasting assets, licenses, permits and programming contracts) then owned or held directly or indirectly by Sinclair or SCI (or their affiliates), at the option of Executive, in or substantially serving either (but not both of) the St. Louis, Missouri or the Greenville-Spartanburg, South Carolina Designated Market Areas and (ii) all (and not less than all) rights of Sinclair, SCI or any of their affiliates to provide programming services with respect to all television or radio stations in such selected Designated Marketing Area, including all local marketing, time brokerage or similar management services agreements, for an aggregate purchase price equal to the fair market value thereof, or (b)(i) all (and not less than all) radio broadcasting stations (including all radio broadcasting assets, licenses, permits and programming contracts) then owned directly or indirectly by Sinclair or SCI (or their affiliates) and (ii) all (and not less than all) rights of Sinclair, SCI or any of their affiliates to provide programming services with respect to radio stations, including all local marketing, time brokerage or similar management services agreements. As used herein, the terms "Indebtedness" and "Liens" shall have the respective meanings given such terms in that certain Indenture, dated as of August 28, 1995 (the "Indenture"), relating to the issuance by Sinclair of $300,000,000 aggregate principal amount of its 10% Senior Subordinated notes due 2005. As used herein, the term "Permitted Lien" shall mean any lien permitted by Section 1012(b) of the Indenture and the term "Designated Marketing Area" shall mean an area comprised of all counties wherein the combined share of audience for home market commercial station(s) is larger than the combined share of audience for any station(s) assigned to another home market.

                           10.4.2 Executive may exercise the Broadcast Option by
providing Sinclair and SCI, within the 180-day period referred to above, written notice of Executive's intent to do so and a statement as to whether Executive elects to proceed under clause (a) or (b) of Section 10.4.1 and, in the case of an exercise of the Broadcast Option under clause (a) of Section 10.4.1, the Designated Market Area to which it applies. The parties shall meet within 15 days of the exercise of the Broadcast Option to discuss and agree upon the fair market value of the broadcast stations to which it applies, a mutually agreeable closing date and such other matters as are necessary or desirable to effect the closing of the sale of the broadcasting stations as contemplated by this Section 10.4.

                           10.4.3 The parties  acknowledge that the consummation
of the Broadcast Option shall require the parties to agree upon and take many actions beyond those specified herein. The parties agree in good faith to enter into agreements and to take all actions necessary or desirable (including without limitation refinancings and effecting releases of Liens), and to cause all other parties in good faith to enter into agreements to take all actions necessary or reasonably desirable, to effect the intentions of the parties set forth in this Section 10.4, so that Executive or his designee is able to obtain on the closing of the Broadcast Option the benefits of ownership and operation of the broadcast stations subject to the Broadcast Option free and clear of all Indebtedness and Liens other than Permitted Liens. All documentation related in any way to the Broadcast Option shall be in form and substance on customary terms, and shall contain customary representations and warranties and post-closing remedies. Executive shall be entitled to elect whether to exercise his option as a purchase of assets or stock, but the form of purchase shall be taken into account together with all other relevant matters in the calculation of the fair market value purchase price.

                           10.4.4 If Executive  exercises the  Broadcast  Option
under clause (b) of Section 10.4.1 (generally with respect to all radio stations owned or operated by Sinclair or SCI), certain radio stations may share studio, office and other space and transmission facilities and towers with television broadcasting stations retained by Sinclair. Without limiting the generality of the provisions of Section 10.4.3, the parties agree the Transferee shall be permitted to continue for no less than ten years to operate the radio station business and operations at such jointly-used facilities, and the Transferee and Sinclair shall in good faith negotiate and enter into agreements providing for the lease of such facilities and the furnishing of utilities and such other services (all at market rates) as is reasonably necessary or desirable to give effect to the intentions of the parties set forth in this Section 10.4.

                           10.4.5 During the period of time  commencing with the
exercise of the Broadcast Option and ending on the closing of the Broadcast Option, the broadcast stations subject to the option shall be operated only in the ordinary course of business for the account of Sinclair and SCI, except as may be necessary or reasonably desirable to effect the intentions of the parties expressed in this Section 10.4.

                           10.4.6  If  within  30  days of the  delivery  of the
exercise notice the parties have not agreed on a closing date, the closing date shall be, unless agreed otherwise subsequently between Executive and Sinclair, the later of (a) five business days after receipt of all necessary FCC approvals, and (b) the first business day 120 days after the date of notice. If within 30 days of the delivery of the exercise notice the parties have not agreed on the fair market value of the broadcasting stations subject to the SCI Option, the fair market value shall be conclusively determined as follows:

                           (a) Each of Sinclair and  Executive  will within five
business days select one appraiser experienced and qualified in the broadcast industry to value the broadcast stations to which the Broadcast Option applies, and the fair market value will be determined by the two appraisers.

                           (b) In the event that the appraisers  cannot agree on
the fair market value within 30 calendar days, then they will select, within five business days, another qualified appraiser with the experience and qualifications in the broadcast industry to value the broadcast stations to which the Broadcast Option applies, who will, within 30 calendar days, calculate the fair market value, and fair market value will be the average of the two values arrived at by the appraisers that are closest to each other in amount.

                           (c) If the  appraisers  cannot  agree  as to whom the
additional appraiser will be, any party may refer the selection of the third appraiser to arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect and the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq.

                           10.4.7 Notwithstanding anything else to the contrary,
until the exercise of the Broadcast Option, the provisions of this Section 10.4 shall not constitute an encumbrance of any kind with respect to the properties or assets of Sinclair or SCI, who may take any actions they deem desirable with respect to any and all of its broadcast stations, including the sale or placement of Liens thereon.

                           10.4.8 The parties hereto acknowledge that Sinclair's
and SCI's agreements in this Section 10 are of a special, unique, unusual, extraordinary and intellectual character, which cannot be reasonably or adequately compensated in an action at law for damages, and that a breach by Sinclair or SCI of the terms hereof will cause Executive irreparable injury. Sinclair or SCI agree that Executive is entitled to injunctive and other equitable relief to prevent a breach or threatened breach of this Section 10, which shall be in addition to any other rights or remedies to which Executive may be entitled.

                  11.      Protection of Confidential Information.

                           11.1 Executive  agrees that, in view of the fact that
his work for Sinclair or SCI will bring him into close contact with many confidential affairs of Sinclair or SCI not readily available to the public, he will not disclose during the Agreement Term and for a period of two years thereafter, to any person, firm, corporation, partnership or other entity whatsoever (except Sinclair or SCI or any of their subsidiaries or affiliates, or any officer, director, stockholder, partner, associate, employee, agent or representative thereof) any confidential information secrets of Sinclair or SCI which may come into his possession during the Agreement Term (the "Confidential Materials"). The term "Confidential Materials" does not include information which (a) at the time of disclosure or thereafter is generally available to or known by the public otherwise than by reason of Executive's disclosure thereof in violation of this Agreement, (b) is, was or becomes available to Executive on a nonconfidential basis from a source other than Sinclair or SCI, provided that Executive has no reason to believe that such source is or was bound by a confidentiality agreement with Sinclair or SCI, (c) has been made available, or is made available, on a non-confidential basis to a third party by Sinclair or SCI, by an individual authorized to do so, or (d) is known by Executive prior to its disclosure to Executive. Executive may use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Materials or their use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Executive, or if Executive receives a request to disclose all or any part of the information contained in the Confidential Materials under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Executive.

                           11.2 In the event that  Executive  (but not Sinclair)
prior to the end of the Agreement Term terminates Executive's employment pursuant to Section 10.3.3, then for a period of one year from the date of such termination, Executive shall not be employed by, or own an equity interest in, any entity that owns or operates (a) any radio or television broadcasting station in any Designated Marketing Area in which Sinclair immediately prior to such termination owns or operates a radio station or (b) any television station in any Designated Marketing Area in which Sinclair immediately prior to such termination owns or operates a television station; provided, however, that nothing in this Agreement shall prohibit or limit Executive from being employed by, or owning equity interests in, any network or any provider of program services on a national basis, regardless of whether such entity owns or provides services to radio or television stations in any metro survey area in which Sinclair owns or operates radio or television stations. Notwithstanding anything else contained in this Section 11.2, Executive may: (a) own, for investment purposes only, up to five percent of the stock of any publicly-held corporation whose stock is either listed on a national stock exchange or on the NASDAQ National Market and (b) continue as an officer, director and stockholder of the general partner of RCB and RCLP.

                           11.3 The parties hereto  acknowledge that a breach by
Executive of the terms of this Section 11 will cause Sinclair or SCI irreparable injury. Executive agrees that Sinclair or SCI is entitled to injunctive and other equitable relief to prevent a breach or threatened breach of this Section 11, which shall be in addition to any other rights or remedies to which Sinclair or SCI may be entitled.

                  12.      Notices.

                           All   notices,    requests,    consents   and   other
communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given (a) if delivered personally, when delivered; (b) if delivered by overnight carrier, on the first business day following such delivery; (c) if delivered by registered or certified mail, return receipt requested, on the third business day after having been mailed. In any case, each such notice, request, or consent or other communication shall be addressed as follows or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

                           12.1     If to Sinclair or SCI:

                                    David D. Smith
                                    Sinclair Broadcast Group, Inc.
                                    2000 West 41st Street
                                    Baltimore, Maryland  21211

                                    with a copy to:

                                    Steven A. Thomas, Esq.
                                    Thomas & Libowitz, P.A.
                                    The USF&G Tower
                                    100 Light Street
                                    Suite 1100
                                    Baltimore, Maryland  21202-1053

                           12.2     If to Executive:

                                    Barry Baker
                                    River City Broadcasting, L.P.
                                    1215 Cole Street
                                    St. Louis, Missouri 63106-3897

                                    with a copy to:

                                    Andrew M. Baker, Esq.
                                    Baker & Botts, L.L.P.
                                    2001 Ross Avenue
                                    Dallas, Texas 75201

                  13. SCI.

                           On or prior to the First  Closing,  unless  otherwise
agreed to by Executive, SCI shall have been formed by Sinclair. On or prior to the Effective Date, unless otherwise agreed to by Executive, the charter and bylaws of SCI shall be, at all times during the Employment Term, in the form Exhibit B and Exhibit C, respectively. On or prior to September 30, 1996, Sinclair will contribute substantially all of the stock and assets related to its broadcasting subsidiaries to SCI and SCI will execute a counterpart of, and become a party to, this Agreement.

                  14.      Status.

                           Prior to the Effective  Date,  this  Agreement is not
intended to and does not make Executive and Executive agrees that he will not hold himself out as, the agent, employee or legal representative of Sinclair or SCI for any purpose whatsoever. Prior to the Effective Date, this Agreement is not intended to and does not confer upon Executive, and Executive agrees that he will have no, management or decision making authority within Sinclair or SCI or with respect to any employee of Sinclair or SCI.

                  15.      Trigger Event.

                           15.1  Upon the  occurrence  of a  Trigger  Event  (as
defined below), Executive shall be entitled to receive quarterly payments ("Quarterly Payments") in cash, or at Sinclair's option, in shares of Class A Common Stock (valued at the then current Market Price), or a combination thereof, on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Payment Date"), commencing on the first Quarterly Payment Date after the occurrence of the Trigger Event. The Quarterly Payments (a) commencing on the first Quarterly Payment Date after the occurrence of the Trigger Event, will be in an amount equal to 3.75% of the Market Price (as of the date of payment) of all stock options and common stock issued pursuant to exercise of such stock options or pursuant to this Section 15 (the "Subject Securities") then held by Executive or, if applicable, his estate and (b) thereafter, will be in an amount equal to 5.00% of the Market Price of all Subject Securities then held by Executive or his estate, as the case may be. For purposes of this Section, the Market Price of stock options will be the Market Price of the underlying security less the then applicable strike price of the stock option. A "Trigger Event" means the termination of the original term of the Agreement Term for any reason other than a termination by Sinclair pursuant to Section 9 hereof or by Executive pursuant to Section 10.3.3 hereof.

                           15.2 At any time  after the  occurrence  of a Trigger
Event,  Sinclair  shall have the right,  subject to the final  sentence  of this
Section 15.2, to purchase (the "Call") all of the Subject Securities then held by Executive at the Market Price of the Subject Securities on the trading date immediately preceding the closing of such purchase. If Sinclair elects to exercise its right to repurchase pursuant to this Section, Sinclair shall fix the date for redemption and shall give notice (the "Call Notice") of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption. Executive or the representative of his estate, as applicable, has the right, within ten business days of receiving the Call Notice, to reject the Call, but in so doing will forfeit any future right to Quarterly Payments.

                  16.      General.

                           16.1  This   Agreement   shall  be  governed  by  and
construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely in Maryland.

                           16.2 The Section  headings  contained  herein are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           16.3  This  Agreement  together  with  the  documents
listed on Exhibit D (the "Ancillary Documents") sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

                           16.4 This  Agreement  and the benefits  hereunder are
personal to Sinclair and SCI and are not assignable or transferable, nor may the services to be performed hereunder be assigned by Sinclair or SCI to any person, firm or corporation; provided, however, that this Agreement and the benefits hereunder may be assigned by Sinclair or SCI to any corporation acquiring all or substantially all of the assets of Sinclair or SCI or to any corporation into which Sinclair or SCI may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such corporation, subject, however, to Executive's right to terminate the Agreement Term to the extent provided in Section 10.3. In the event of any assignment of this Agreement to any corporation acquiring all or substantially all of the assets of Sinclair or SCI or to any other corporation into which Sinclair or SCI may be merged or consolidated, the responsibilities and duties assigned to Executive by such successor corporation shall be the responsibilities and duties of, and compatible with the status of, the chief executive officer and a member of the board of directors of SCI and an executive vice president and a member of the board of directors of Sinclair. Sinclair and SCI shall require that any successor to SCI or Sinclair agree to assume in writing the obligations of Sinclair and SCI pursuant to this Agreement and the failure to secure such assumption on or prior to the closing of any transaction described in Section 8 shall constitute a breach of Sinclair's and SCI's duties under this Agreement and permit termination of the Agreement Term by Executive pursuant to Section 10.3.1.

                           16.5 Whenever this Agreement provides for any payment
to Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as Executive may have designated by written notice to Sinclair; provided, however, that neither Sinclair nor SCI shall have any liability to Executive's estate for the payment of estate taxes, local inheritance taxes or otherwise, provided it has actually made payment to such beneficiary or beneficiaries. Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to Sinclair to such effect.

                           16.6  This   Agreement  may  be  amended,   modified,
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                           16.7 If any dispute or disagreement arising hereunder
or related hereto shall result in legal action between Sinclair or SCI and Executive, Executive shall be entitled to recover from Sinclair or SCI any reasonable expenses for attorney's fees and disbursements incurred by him in connection with Executive's good faith maintenance or defense of such action, on an after-tax basis, unless Executive does not prevail in such action.

                           16.8 Nothing in this Agreement, expressed or implied,
is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         SINCLAIR BROADCAST GROUP, INC.



                                         By: /s/ David D. Smith
                                             ---------------------------
                                         Name: David D. Smith
                                         Title: Executive Vice President


                                         BARRY BAKER



                                         By: /s/ Barry Baker
                                             ---------------------------

                                    EXHIBIT A

                                       TO

                       EMPLOYMENT AGREEMENT AMONG SINCLAIR
                                 AND BARRY BAKER


I. With respect to the specific matters relating to SCI's business set forth below, during the Employment Term, Executive shall have the following authority:

          A. Executive may select his own management team, including financial, budgeting, accounting and legal; provided, without the consent of the CEO of Sinclair, Executive shall not replace David Amy during the first 12 months after the First Closing or any of Steve Marks, Alan Frank, John Quigley or Dell Parks during the first six months after the First Closing. Executive may, after consulting with the CEO of Sinclair, (i) hire outside financial advisors and consultants on a project basis and (ii) after the first six months following the First Closing (provided Executive has determined in his judgment that outside legal counsel is non- responsive or not satisfactory), engage other outside legal counsel.

          B. Executive shall have the authority to select investment bankers on acquisitions and dispositions, but shall consult with the CEO of Sinclair on all such matters. The CEO of Sinclair shall consult with Executive prior to selecting investment bankers and commercial bankers on financing matters.

          C. Executive shall have responsibility and control over all programming (and investments in programming in the form of percentages of programming obtained in connection with the clearing of programming on stations owned or operated by
                    SCI), management compensation policies and philosophies (but not with respect to Executive), sales of station inventory and (to the extent that Executive's decisions with respect to such matters are not inconsistent with generally accepted practices of traditional network affiliates in the industry) all matters relating to station network affiliations. At the request of Sinclair's CEO made from time to time, Executive will consult with Sinclair's CEO on major operating issues and decisions.

          D. Executive may participate in any and all "road shows" conducted by or on behalf of either Sinclair or SCI.

II. The following actions by SCI will require approval and discussion of the SCI and Sinclair Board of Directors:

          A.        Establishing  or  amending  the  five-year   strategic  plan
                    applicable to SCI and its subsidiaries.

          B. Establishing or amending the annual budget (and, if different, the annual operating plan) and capital plan of SCI and its subsidiaries (the first year operating plan for the corporate staff having been approved by Executive, Sinclair and SCI prior to execution of this Agreement).

          C. Effecting any capital investment or series of related capital investments in excess of $1,000,000.

          D. Issuing any security of SCI or of any direct or indirect subsidiary (including but not limited to any "phantom stock" or similar rights).

          E.        Selling or buying any station.

          F. Establishing or amending any employee benefit plan, compensation plan, employment policies or employment agreement standards; provided, however, that Executive shall
                    (i) (a) recommend for approval by the Board of Directors specific compensation practices for persons holding positions as officers (as defined in Section 16(b) of the Exchange Act) and (b) determine specific compensation levels for persons holding other positions and (ii) throughout the Agreement Term, be delegated, by the Compensation Committee of the Board of Directors of Sinclair, the exclusive right to grant (and establish terms thereof consistent with the 1996 LTIP) available stock options under the 1996 LTIP and shall have the same right with respect to stock options for 400,000 shares (less any outstanding stock options issued under such plan at the time of the First Closing) to be issued under the Incentive Plan; provided that the exercise price of stock options granted pursuant to the 1996 LTIP plan shall not be less than 90% of the fair market value (as defined in Section 4.3.1 of the Employment Agreement) as of the date of grant.

          G. Incurring, guaranteeing, amending the terms of, or prepaying any indebtedness, other than indebtedness to any direct or indirect wholly owned subsidiary (including but not limited to sale/leaseback and factoring transactions), or guaranteeing any performance of any person or entity (other than a wholly owned subsidiary).


                                       A-2